UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2017

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P.A.M. TRANSPORTATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2017, the Board of Directors (the “Board”) of P.A.M. Transportation Services, Inc. (“the Company”) approved an increase in the base salary for Daniel H. Cushman, our President and Chief Executive Officer, to $600,000 and granted 100,000 restricted shares of the Company’s common stock to Mr. Cushman pursuant to the Company’s 2014 Amended and Restated Stock Option and Incentive Plan, which has been previously filed with the Commission.  These shares will vest in three equal annual installments beginning on the first anniversary of the grant date.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 26, 2017, the Annual Meeting of Stockholders of the Company was held, at which meeting eight directors were elected to serve as the Board until the next Annual Meeting of Stockholders, the compensation of the named executive officers of the Company for 2016 was approved, a voting period of every three years was recommended for the advisory vote on named executive officer compensation, and the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the calendar year 2017 was ratified. Final vote tabulations are indicated below:

(1)     Election of eight director nominees to serve until the date of the next Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Frederick P. Calderone	4,650,401	932,999	506,290
Daniel H. Cushman	4,446,808	1,136,592	506,290
W. Scott Davis	5,409,714	173,686	506,290
Norman E. Harned	5,406,749	176,651	506,290
Franklin H. McLarty	5,416,254	167,146	506,290
Manuel J. Moroun	4,154,008	1,429,392	506,290
Matthew T. Moroun	4,576,265	1,007,135	506,290
Daniel C. Sullivan	5,369,190	214,210	506,290

(2)     Proposal to approve, on a non-binding advisory vote basis, named executive officer compensation for 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,395,098	79,568	108,734	506,290

(3)     Proposal to recommend, on a non-binding advisory vote basis, the frequency of future advisory votes on named executive officer compensation:

Every Year	Two Years	Three Years	Abstentions	Broker Non-Votes
924,572	2,738	4,543,518	112,572	506,290

Based on the results of this advisory vote, which was consistent with the Company’s Board of Directors recommendation, the Company will include an advisory shareholder vote on the executive compensation in its proxy materials every three years. Accordingly, the next advisory (non-binding) stockholder vote on executive compensation will be held at the Company’s 2020 Annual Meeting of Stockholders. The next required advisory (non-binding) stockholder vote regarding the frequency of future advisory votes on named executive officer compensation will be held in six years at the Company’s 2023 Annual Meeting of Stockholders.

(4)     Proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,064,215	23,913	1,562	0

Item 7.01	Regulation FD Disclosure.

The following information and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing:

On May 2, 2017, the Company issued a news release announcing that on April 26, 2017, its Board of Directors reauthorized the Company’s stock repurchase program under which the Company can repurchase up to 500,000 shares of its common stock from time to time through the open market in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 or in privately negotiated transactions. A copy of the news release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits. The following exhibit is furnished with this Report:

99.1     News release issued by the Registrant on May 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: May 2, 2017	By:	/s/ Allen W. West
Allen W. West Vice President of Finance, Chief Financial Officer, Secretary and Treasurer